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                                                                  Exhibit 4.1

                        COGENT COMMUNICATIONS GROUP, INC.

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT made this 16th day of October, 2001 by and among (i) Cogent Communications Group, Inc., a Delaware corporation (the "Company"), (ii) David Schaeffer (the "Founder"), and each other Person (other than a Purchaser, as defined below) who, after the date hereof, acquires at least one percent (1%) of the number of shares of Common Stock or other equity securities of the Company outstanding and joins in and becomes a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto (the Founder and such other persons being referred to collectively as the "Holders" and singularly as a "Holder"), and (iii) those persons whose names are set forth under the heading "Purchasers" on Schedule I hereto (the "Purchasers").

                                   WITNESSETH:

         WHEREAS, simultaneously herewith, the Company and certain of the Purchasers (the "Series C Purchasers") have consummated the transactions contemplated by that certain Series C Participating Convertible Preferred Stock Purchase Agreement by and among the Company and the Series C Purchasers, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Series C Purchasers have agreed, subject to the terms and conditions set forth therein, to purchase up to 52,137,643 shares of the Company's Series C Participating Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock");

         WHEREAS, the Founder and certain of the Purchasers who purchased the Series A Participating Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series A Preferred Stock"), and Series B Participating Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series B Preferred Stock," and together with the "Series A Preferred Stock" and the "Series C Preferred Stock," the "Preferred Stock"), are parties to that certain Stockholders Agreement, dated as of March 14, 2001 (the "Original Stockholders Agreement"), and in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company, the Founder and such Purchasers, constituting signatories sufficient under Section 15 of the Original Stockholders Agreement to amend the Original Stockholders Agreement, desire to amend and restate the Original Stockholders Agreement as set forth herein and execute and deliver this Agreement, setting forth herein certain terms and conditions governing their relative ownership of the Shares (as hereinafter defined).

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Holders and the Purchasers hereby agree as follows:

                  1.       PROHIBITED TRANSFERS.

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                           (a)  TRANSFERS BY HOLDERS.  The Holders shall not
sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock of the Company and all shares of any class or series of equity securities or equity-backed securities of the Company or any subsidiary, including without limitation, capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and, in any event that is owned by the Holders, whether presently held or hereafter acquired. Notwithstanding the foregoing, after the date on which the Company becomes obligated to file reports pursuant to the Securities Exchange Act of 1934, as amended (the "Public Company Date"), this Section 1(a) shall apply only to the Founder and no other Holder.

                           (b)  TRANSFER BY THE FOUNDER WHILE AN EMPLOYEE.
Notwithstanding the provisions of Section 1(a) and except as set forth in
Section 4, for so long as the Founder is employed by the Company or Cogent Communications, Inc., the Founder shall not sell, assign or otherwise transfer any shares of Common Stock held by the Founder (the "Founder's Common") for a period of three (3) years from February 7, 2000; provided, that the foregoing restriction on sales by the Founder shall terminate on the first to occur of (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company in which (a) the pre-money valuation of the Company is at least $500,000,000 and (b) the gross cash proceeds (before underwriting discounts, commissions and fees) are at least $50,000,000 (a "Qualified Offering"), (ii) the sale of the Company or control thereof, whether by merger, sale, recapitalization or similar corporate event or the transfer of more than a majority of its capital stock (calculated on an as converted, fully diluted basis) or assets (collectively, a "Transfer of Control"), or (iii) conversion into Common Stock of all then outstanding shares of Preferred Stock (each of the event set forth in clauses (i)-(iii) hereof, a "Corporate Event").

                  (c) TRANSFERS BY THE FOUNDER WHILE NOT AN EMPLOYEE. Notwithstanding the provisions of Section 1(a), if the Founder is no longer employed by the Company or Cogent Communications, Inc. for whatever reason, the foregoing restrictions on transfers of Founder's Common shall be lifted as to 25% of the Founder's Common plus such additional percentage of as is obtained by dividing the actual number of days elapsed from February 7, 2000 by 1460 (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events). The restrictions contained in this Section 1(c) shall be of no further force and effect from and after the first to occur of (i) a Qualified Offering, (ii) a Transfer of Control or (iii) conversion into Common Stock of a majority of all then outstanding shares of Preferred Stock

         2. RIGHT OF REFUSAL ON DISPOSITIONS BY THE HOLDERS. Except as set forth in Section 4, if at any time prior to the consummation of a Qualified Offering any of the Holders wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by such Holder pursuant to the terms of a bona fide offer received from a third party, the Holder shall submit a written offer



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to sell such Shares to the Purchasers (with a copy to the Company) on terms and conditions, including price, not less favorable to the Purchasers than those on which he proposes to sell such Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within thirty (30) days after receipt of the Offer, each Purchaser and each Qualified Transferee, if any, shall give notice to the Holder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer. Each Purchaser and Qualified Transferee shall have the right to purchase that number of the Shares as to which the Offer applies as shall be equal to the aggregate number of such Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by such Purchaser or Qualified Transferee (as applicable) (calculated on an as converted basis, and including any shares of Common Stock deemed to be beneficially owned by such Purchaser pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Rule 13d-3")) and the denominator of which is the aggregate number of shares of said Common Stock then issued and outstanding and held by (and deemed to be beneficially owned by) all the Purchasers (calculated on an as converted basis). The amount of Shares each Purchaser or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Purchaser's "Pro Rata Fraction." Each Purchaser shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. If any Purchaser or Qualified Transferee does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction, then any Purchasers or Qualified Transferees who so elect shall have the right to purchase, on a pro rata basis with any other Purchasers or Qualified Transferees who so elect, any Pro Rata Fraction not purchased by a Purchaser or Qualified Transferee. Each Purchaser or Qualified Transferee shall act upon the Offer as soon as practicable after receipt from the Company of notice that it has not elected to purchase all of the offered Shares, and in all events within fifteen (15) days after receipt thereof. Each Purchaser and Qualified Transferee shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. If a Purchaser or Qualified Transferee shall elect to purchase all or part of such Purchaser's or Qualified Transferee's Pro rata Fraction, said Purchaser or Qualified Transferee shall individually communicate in writing such election to purchase to whichever of the Holders has made the Offer, which communication shall be delivered by hand or delivered to such Holder at the address set forth in
Section 8 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

         If the Purchasers, taken together, do not agree to purchase all of the Shares offered by a Holder pursuant to and within thirty (30) days after receipt of the Offer, and consummate such purchase within forty-five (45) days after receipt of the Offer, such Shares subject to the Offer as shall not have been purchased may be sold by such Holder at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.



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         For purposes hereof, a "Qualified Transferee' shall mean any person (i)
who is a Purchaser, (ii) who is an "affiliated person" of a Purchaser, as that term is defined in the Investment Company Act of 1940, (iii) who is a partner, member or stockholder of a Purchaser that is a partnership, limited liability company or corporation, as applicable, and who is offered a pro rata right, based on his, her or its interest in the Purchaser, to acquire the Shares offered by a Holder pursuant to this Section 2, or (iv) who acquires at least twenty five percent (25%) of the shares of Preferred Stock issued by the Company to any Purchaser (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events). With respect to any transfers of Shares by any Holder other than the Founder, the Founder shall be deemed to be a Purchaser for purposes of this Section 2. In addition, beginning on the Public Company Date, the term "Holder" in this Section 2 shall be deemed to mean the Founder.

             3. RIGHT OF PARTICIPATION IN SALES BY THE FOUNDER. Except as set forth in Section 4, if at any time the Founder wishes to sell, transfer or otherwise dispose of any Shares owned by him to any person (the "Acquiror") in a transaction which is subject to the provisions of Section 2 hereof, and such sale, transfer or other disposition would, when combined with all prior sales, transfers and other dispositions by the Founder, result in the transfer by the Founder of Shares representing more than twenty-five percent (25%) of the total number of shares of Founder's Common with respect to which the restrictions on transfer set forth herein have elapsed or otherwise do not apply, each Purchaser shall have the right to require, as a condition to such sale or disposition, that the Acquiror purchase from said Purchaser at the same price per Share and on the same terms and conditions as involved in such sale or disposition by the Founder the same percentage of shares of Common Stock owned (and deemed to be beneficially owned under Rule 13d-3) by such Purchaser as such sale or disposition represents with respect to the number of shares of Founder's Common (calculated on an as converted, fully diluted basis) owned by the Founder immediately prior to such sale. Each Purchaser wishing so to participate in any such sale or disposition shall notify the Founder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within fifteen (15) days after receipt thereof. If a Purchaser shall elect to participate in such sale or disposition, said Purchaser shall individually communicate such election to the Founder, which communication shall be delivered by hand or mailed to the Founder at the address set forth in
Section 8 below. The Founder and/or each participating Purchaser shall sell to the Acquiror all, or at the option of the Acquiror, any part of the Stock (as defined in Section 5 below) proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Acquiror than those set forth in the Offer; PROVIDED, HOWEVER, that any purchase of less than all of such Stock by the Acquiror shall be made from the Founder and/or each participating Purchaser based upon a fraction, the numerator of which is the number of shares of Stock of the Company then owned by the Founder or such participating Purchaser (including any shares of Common Stock deemed to be owned under Rule 13d-3) and the denominator of which is the aggregate number of shares of Stock held by (and deemed to be held by) the Founder and all of the participating Purchasers. The Founder shall use his best efforts to obtain the agreement of the Acquiror to the participation of the participating Purchasers in the contemplated sale, and shall not sell any Stock to such Acquiror if such Acquiror declines to permit the participating Purchasers to participate pursuant to the terms of this Section 3. The provisions of this Section 3



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shall not apply to the sale of any Shares by the Founder (i) to a Purchaser pursuant to an Offer under Section 2 or (ii) made upon or after the occurrence of a Corporate Event.

         4. PERMITTED TRANSFERS. Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his immediate family; (b) any transfer of Shares by a Holder to a trust in respect of which he serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of the applicable restrictions on transfer under this Agreement; (c) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (d) any repurchase of shares of Common Stock from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment; and (e) any pledge, hypothecation or other similar financing transaction in which the transferring Holder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. In the event of any such transfer, other than pursuant to subsection (c) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement on the party from whom the transferee received the Shares, and as a condition to such transfer, each such transferee shall execute and deliver a written agreement agreeing to be bound by the provisions of this Agreement.

         5. ELECTION OF DIRECTORS; ISSUANCE OF OPTIONS.

                  (a) ELECTION OF DIRECTORS. Each of the parties hereto agrees to vote all of the Stock (as hereinafter defined) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's certificate of incorporation, of the following:

                           (i)      two (2) individuals designated by the
holders of a majority of the shares of Common Stock (other than any shares received on conversion of the Preferred Stock) (the designees of the holders of Common Stock under this subsection shall initially be David Schaeffer and H. Helen Lee);

                           (ii)     two (2) individuals designated by the
holders of a majority in interest of the then outstanding Series A Preferred Stock (the designees of the holders of Series A Preferred Stock under this subsection shall initially be Erel Margalit and James Wei);



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                           (iii)    one (1) individual designated by the holders
of a majority in interest of the then outstanding Series B Preferred Stock (the designee of the holders of Series B Preferred Stock under this subsection shall initially be Edward Glassmeyer);

                           (iv)     one (1) individual designated by the holders
of a majority in interest of the then outstanding Series C Preferred Stock; and

                           (v)      a three (3) member Compensation Committee,
one of the members of which shall be nominated by the directors elected pursuant to subparagraph (i) above and who shall not be the Founder and one of the members of which shall be nominated by the directors elected pursuant to subparagraphs (ii), (iii) and (iv) above.

         Each of the parties further covenants and agrees to vote, to the extent possible, all Shares of Stock of the Company now owned or hereafter acquired by such party so that (i) the Company's Board of Directors shall consist of six (6) members, each of whom shall be nominated as set forth above and (ii) the Compensation Committee thereof shall consist of three (3) members, each of whom shall be nominated as set forth above, (iii) the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Founder's Common shall be entitled, in the aggregate, to have up to three persons as observers at each meeting of the Board of Directors and any committee (other than the Compensation Committee) thereof. For the purposes of this Agreement, "Stock" shall mean and include all Preferred Stock and Common Stock and all other securities of the Company which may be exchangeable for or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

         In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

         No party hereto shall vote to remove any member of the Board of Directors or the Compensation Committee thereof designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

         Any vacancy on the Board of Directors or the Compensation Committee thereof created by the resignation, removal, incapacity or death of any person designated under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board or such Committee as provided above.

         (b) ISSUANCE OF OPTIONS TO HOLDERS OF PREFERRED STOCK. Each of the parties hereto agrees that the Company shall not, and each agrees to vote all of their Stock of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors) to preclude the Company from issuing any options under the Company's stock option plans as in effect from time to time to any holder of Preferred Stock or any person employed by or controlled by or under common control



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with any such holder or any affiliate thereof without first obtaining the unanimous approval of the Board of Directors of the Company.

         6. RIGHT OF PARTICIPATION IN SALES BY THE COMPANY.

         (a) RIGHT OF PARTICIPATION. Except as provided in Section 6(f) of this Agreement, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Purchasers who hold individually or together with their affiliates at least 2,500,000 Shares of the Preferred Stock then outstanding and, for so long as the Founder holds not less than fifty percent (50%) of the number of shares of Founder's Common held by him on the date hereof (in both cases, as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events), the holders of the Founder's Common (such Purchasers and, if applicable, the holders of the Founders' Common being referred to as the "Participating Stockholders") as follows: The Company shall offer to sell to each Participating Stockholder (a) that portion of the Offered Securities as the number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then held by such Participating Stockholder, as the case may be, bears to the total number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) of the Company then outstanding (the "Basic Amount," and the aggregate of the Basic Amounts of all Participating Stockholders being referred to as the "Aggregate Basic Amount"), and (b) such additional portion of the Aggregate Basic Amount as such Participating Stockholder shall indicate it will purchase should the other Participating Stockholders subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Participating Stockholder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

         (b) NOTICE OF ACCEPTANCE. Notice of each Participating Stockholder's intention to accept, in whole or in part, any Offer made pursuant to Section 6(a) shall be evidenced by a writing signed by such Participating Stockholder and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Participating Stockholder's Basic Amount as such Participating Stockholder elects to purchase and, if such Participating Stockholder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Participating Stockholder shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Participating Stockholders are less than the total Aggregate Basic Amount, then each Participating Stockholder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed



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for, all Undersubscription Amounts it has subscribed for; PROVIDED, HOWEVER, that should the Undersubscription Amounts subscribed for exceed the difference between the Aggregate Basic Amount and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Participating Stockholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Participating Stockholder bears to the total Undersubscription Amounts subscribed for by all Participating Stockholders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

         (c) CONDITIONS TO ACCEPTANCES AND PURCHASE.

                           (i)      PERMITTED SALES OF REFUSED SECURITIES.  If
Notices of Acceptance are not given by the Participating Stockholders in respect of all the Aggregate Basic Amount, the Company shall have ninety (90) days from the expiration of the period set forth in Section 6(a) to close the sale of all or any part of such Aggregate Basic Amount as to which a Notice of Acceptance has not been given by the Participating Stockholders (the "Refused Securities") to the person or persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company than those set forth in the Offer.

                           (ii)     REDUCTION IN AMOUNT OF OFFERED SECURITIES.
If the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6(c)(i) above), then each Participating Stockholder may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Participating Stockholder elected to purchase pursuant to Section 6(b) multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that any Participating Stockholder so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Participating Stockholders in accordance with Section 6(a).

                           (iii)    CLOSING.  Upon the closing, which shall
include full payment to the Company, of the sale to such other person or persons of all or less than all the Refused Securities, the Participating Stockholders shall purchase from the Company, and the Company shall sell to the Participating Stockholders, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(c)(ii) if the Participating Stockholders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Participating Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Participating Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Participating Stockholders and their respective counsel.



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         (d) FURTHER SALE. In each case, any Offered Securities not purchased by the Participating Stockholders or other person or persons in accordance with
Section 6(c) may not be sold or otherwise disposed of until they are again offered to the Participating Stockholders under the procedures specified in Sections 6(a), 6(b) and 6(c).

         (e) TERMINATION OF RIGHT OF PARTICIPATION. The rights of the Participating Stockholders under this Section 6 shall terminate immediately prior to the consummation of a Qualified Offering. In addition, the rights of holders of the Founder's Common under this Section 6 shall terminate when the Founder owns less than 50% of the shares of Founder's Common held by the Founder on the date first above written (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events). Upon the termination of the rights of an individual or entity pursuant to this subsection
(e), such individual or entity shall no longer be deemed to be a "Participating Stockholder" under this Section 6.

         (f) EXCEPTION. The rights of the Participating Stockholders under this
Section 6 shall not apply to:

                           (i)      Common Stock issued as a stock dividend to
holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

                           (ii)     shares of Series A Preferred Stock issued as
a dividend to holders of Series A Preferred Stock upon any subdivision or combination of shares of such series of Series A Preferred Stock,

                           (iii)    shares of Series B Preferred Stock issued as
a dividend to holders of Series B Preferred Stock upon any subdivision or combination of shares of such series of Series B Preferred Stock,

                           (iv)     shares of Series C Preferred Stock issued as
a dividend to holders of Series C Preferred Stock upon any subdivision or combination of shares of such series of Series C Preferred Stock,

                           (v)      shares of Common Stock issued or issuable
upon conversion of the Series A, Series B and Series C Preferred Stock,

                           (vi)     up to 14,900,000 shares of Common Stock
issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors,

                           (vii)    Common Stock issued pursuant to the
acquisition of another corporation by the Company by merger (whereby the Company owns no less than 51% of the voting power of such corporation) or purchase of substantially all of its stock or assets, if such



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acquisition is approved by a majority of the Directors nominated by the holders of the Preferred Stock in the manner set forth in Section 5 hereof,

                           (viii)   Common Stock offered to the public pursuant
to a registration statement filed under the Securities Act,

                           (ix)     the issuance Common Stock, or options or
warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, as approved by the two-thirds (2/3rds) of the then sitting members of the Board of Directors,

                           (x)      shares of Series C Preferred Stock issued
pursuant to the Purchase Agreement, and

                           (xi)     the issuance of (X) Common Stock in
accordance with the exchange ratio set forth in the Agreement and Plan of Merger for the acquisition of Allied Riser Communications Corporation, as amended prior to the date hereof, and (Y) convertible debt ("Exchange Debt") in connection with the acquisition of Allied Riser Communications Corporation issued in exchange for or as replacement of and on substantially the same terms and conditions as the convertible debt of Allied Riser Communications Corporation outstanding at the time of the acquisition or the issuance of additional convertible debt or equity as a paid-in-kind interest payment on such Exchange Debt approved by the Board of Directors.

         (g) WAIVER. The rights of the Purchasers under this Section 6 may be waived in any instance, on behalf of all of the Purchasers, prospectively or retroactively, by the written agreement of the holders of a majority in interest of the Preferred Stock owned beneficially or of record by the Purchasers. The rights of holders of the Founder's Common under this Section 6 may be waived in any instance, on behalf of all such holders, prospectively or retroactively, by the written agreement of the holders of a majority of the Founder's Common then outstanding. Upon waiver of the rights of the Purchasers or holders of Founder's Common in accordance with this subsection (g) with respect to a particular issuance, sale or exchange of Offered Securities, the Purchasers or such holder, as the case may be, shall be excluded from the definition of "Participating Stockholders" for purposes of this Section 6 with respect to such issuance, sale or exchange.

         7. TERMINATION. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the completion of a Qualified Offering, provided that the obligations of Section 9 shall survive such termination; or (ii) the sale of the Company, whether by merger, sale, or transfer of more than ninety percent (90%) of its capital stock, or sale of substantially all of its assets. In addition, any Purchaser or Qualified Transferee may elect to terminate its rights and obligations with respect to any or all of Sections 2, 3, 5 or 6 by providing written notice of such election to the Company at any time after the Public Company Date.

         8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, or by internationally, recognized overnight courier service (two business days after deposit with such overnight courier service in the case of deliveries to non-U.S. residents), if to each Holder at his respective address set forth on Schedule I hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, and if to the Purchasers, at their respective addresses set forth on
Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 8.

         9. LOCK-UP AGREEMENT. Each of the Holders and the Purchasers hereby agrees in connection with the Company's Qualified Offering, upon the request of the principal underwriter managing the Qualified Offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by him, her or it and subject to this Agreement (other than Shares being registered in such offering or any shares purchased in the open market after the Company's initial public offering) without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the consummation of such Qualified Offering as the underwriter may specify, in all events subject to the provisions of Section 13(f) of a certain Amended and Restated Registration Rights Agreement dated as of the date hereof.

         10. FAILURE TO DELIVER SHARES. If a Holder becomes obligated to sell any Shares owned by, or held for the benefit of, such Holder to the Founder, a Purchaser or a Qualified Transferee under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, the Founder or such Purchaser, as applicable, may, at his or its option, in addition to all other remedies it may have, send to the Company for the benefit of such Holder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Holder, (a) shall cancel on its books the certificate(s) representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Founder or such Purchaser, as applicable, a new certificate(s) representing such Shares, and thereupon all of said Holder's rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 2. If a Holder transfers any shares to the Founder or a Purchaser in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Board of Directors, cancel on the books of the Company any shares of capital stock then held by such Holder, and compel such Holder to purchase from the Founder or Purchaser, as applicable, and any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

         11. SPECIFIC PERFORMANCE. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         12. LEGEND. Until this Agreement terminates in full, the certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby. After the Qualified Offering, the Company shall not issue or deliver to any transfer agent a stop transfer notice with respect to any Shares, the transfer of which is permitted pursuant to Rule 144(k) and the Securities Act of 1933.

         13. ENTIRE AGREEMENT. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

         14. WAIVERS AND FURTHER AGREEMENTS. Except as otherwise expressly set forth herein, the rights of the Purchasers under this Agreement may be waived by an instrument in writing executed and delivered by Purchasers holding at least two-thirds in interest of the Common Stock (including shares of Common Stock into which any shares of Preferred Stock are convertible) then held or deemed to be held by all Purchasers; PROVIDED, HOWEVER, that the rights set forth in
SECTION 5 with respect to the designation of the Board of Directors of the Company may not be waived without the prior written consent of the constituency affected by such waiver, which waiver shall be obtained in a manner consistent with, and shall require the same percentages prescribed in, SECTION 5. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers or otherwise treats any one or more Purchasers differently than all other Purchasers.

         15. AMENDMENTS. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) Purchasers holding at least two-thirds in interest of the shares of Common Stock issued or issuable to the Purchasers (including shares of Common Stock into which any shares of Preferred Stock are convertible), (ii) the Company, (iii) Holders holding a majority of the Shares subject to this Agreement and (iv) holders of a majority of the Founder's Common. Notwithstanding the foregoing, no amendment approved in accordance with clause (i) above shall be effective if and to the extent that such amendment creates any additional affirmative obligations to be complied with by any or all of the Purchasers unless approved by holders of all of the Preferred Stock then outstanding.

         16. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein, AND PROVIDED, FURTHER, that no Purchaser may transfer its rights or obligations hereunder except to a Qualified Transferee. Notwithstanding anything contained herein to the contrary, until the first to occur of (i) termination of this Agreement and (ii) a Qualified Offering, any transferee of Preferred Stock shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed hereunder on holders of Preferred Stock to the same extent as if such transferee had signed this Agreement.

         17. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

         18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. ADDITIONAL PARTIES. Prior to the Public Company Date, the Company shall require each executive officer who shall, after the date hereof, acquire any shares of Common Stock, or any other person (other than a Purchaser or Qualified Transferee) who acquires in excess of one percent (1%) of the shares of Common Stock or other equity securities of the Company then outstanding, in each case as a condition to such acquisition, to become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto.

         20. SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         21. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         22. ORIGINAL STOCKHOLDERS AGREEMENT. Upon and after the Closing (as defined in the Purchase Agreement), the Original Stockholders Agreement shall be terminated and of no further force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   THE COMPANY:

                                   COGENT COMMUNICATIONS GROUP, INC.

                                   By: /s/ Dave Schaeffer
                                      -----------------------------
                                          Name: Dave Schaeffer
                                          Title: Chief Executive Officer



                                   PURCHASERS:

                                   OAK INVESTMENT PARTNERS IX,
                                   LIMITED PARTNERSHIP

                                   By:      Oak Associates IX, LLC,
                                            its General Partner

                                   By: /s/ Edward Glassmeyer
                                      -----------------------------
                                          Name:
                                          Title:

                                   OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

                                   By:      Oak IX Affiliates, LLC,
                                            its General Partner

                                   By: /s/ Edward Glassmeyer
                                      -----------------------------
                                          Name:
                                          Title:

                                   OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

                                   By:      Oak Associates IX, LLC,
                                            its General Partner

                                   By: /s/ Edward Glassmeyer
                                      -----------------------------
                                          Name:
                                          Title:

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]



                                   JERUSALEM VENTURE PARTNERS III, L.P.

                                   By:   Jerusalem Partners III, L.P.,
                                         its General Partner

                                   By: Jerusalem Venture Partners Corporation, its General Partner

                                   By: /s/ Erel N. Margalit
                                      -----------------------------
                                        Name: Erel N. Margalit
                                        Title:

                                   JERUSALEM VENTURE PARTNERS III
                                   (ISRAEL), L.P.

                                   By: Jerusalem Venture Partners III (Israel) Management Company Ltd.,
                                         its General Partner

                                   By: /s/ Erel N. Margalit
                                      -----------------------------
                                        Name: Erel N. Margalit
                                        Title:

                                   JERUSALEM VENTURE PARTNERS
                                   ENTREPRENEURS FUND III, L.P.

                                   By:   Jerusalem Partners III, L.P.,
                                         its General Partner

                                   By: Jerusalem Venture Partners Corporation, its General Partner

                                   By: /s/ Erel N. Margalit
                                      -----------------------------
                                        Name: Erel N. Margalit
                                        Title:

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]

                                   JERUSALEM VENTURE PARTNERS IV, L.P.

                                   By:   Jerusalem Partners IV, L.P.,
                                         its General Partner

                                   By:   Jerusalem Venture Partners Corporation
                                         IV, its General Partner

                                   By: /s/ Erel N. Margalit
                                      -----------------------------
                                        Name: Erel N. Margalit
                                        Title:

                                   JERUSALEM VENTURE PARTNERS IV (Israel), L.P.

                                   By:   Jerusalem Partners IV - Venture
                                         Capital, L.P., its General Partner

                                   By:   Jerusalem Venture Partners Corporation
                                         IV,its General Partner

                                   By: /s/ Erel N. Margalit
                                      -----------------------------
                                        Name: Erel N. Margalit
                                        Title:

                                   JERUSALEM VENTURE PARTNERS IV-A, L.P.

                                   By:   Jerusalem Venture Partners IV, L.P.,
                                         its General Partner

                                   By:   Jerusalem Venture Partners Corporation
                                         IV, its General Partner

                                   By: /s/ Erel N. Margalit
                                      -----------------------------
                                        Name: Erel N. Margalit
                                        Title:

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]

                                   WORLDVIEW TECHNOLOGY
                                   PARTNERS III, L.P.

                                   By:      Worldview Capital III, L.P.,
                                            its General Partner

                                   By:      Worldview Equity I, L.L.C.,
                                            its General Partner

                                   By: /s/ James Wei
                                      -----------------------------
                                          Name: James Wei
                                          Title: Member

                                   WORLDVIEW TECHNOLOGY
                                   INTERNATIONAL III, L.P.

                                   By:      Worldview Capital III, L.P.,
                                            its General Partner

                                   By:      Worldview Equity I, L.L.C.,
                                            its General Partner

                                   By: /s/ James Wei
                                      -----------------------------
                                          Name: James Wei
                                          Title: Member

                                   WORLDVIEW STRATEGIC PARTNERS III, L.P.

                                   By:      Worldview Capital III, L.P.,
                                            its General Partner

                                   By:      Worldview Equity I, L.L.C.,
                                            its General Partner

                                   By: /s/ James Wei
                                      -----------------------------
                                          Name: James Wei
                                          Title: Member

                                   WORLDVIEW III CARRIER FUND, L.P.

                                   By:      Worldview Capital III, L.P.,
                                            its General Partner

                                   By:      Worldview Equity I, L.L.C.,
                                            its General Partner

                                   By: /s/ James Wei
                                      -----------------------------
                                          Name: James Wei
                                          Title: Member

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]


                                   BROADVIEW CAPITAL PARTNERS L.P.

                                   By:      Broadview Capital Partners
                                            Management LLC, its General Partner

                                   By: /s/ Stephen J. Bachmann
                                      -----------------------------
                                            Name:    Stephen J. Bachmann
                                            Title:   Managing Director

                                   BROADVIEW CAPITAL PARTNERS
                                   QUALIFIED PURCHASER FUND L.P.

                                   By:      Broadview Capital Partners
                                            Management LLC, its General Partner

                                   By: /s/ Stephen J. Bachmann
                                      -----------------------------
                                            Name:    Stephen J. Bachmann
                                            Title:   Managing Director

                                   BROADVIEW CAPITAL PARTNERS
                                   AFFILIATES FUND LLC

                                   By:      Broadview Capital LLC,
                                            its Manager

                                   By: /s/ Stephen J. Bachmann
                                      -----------------------------
                                            Name:    Stephen J. Bachmann
                                            Title:   Managing Director

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]

                                   BOULDER VENTURES III, L.P.

                                   By: /s/ Andrew E. Jones
                                      -----------------------------
                                          Name: Andrew E. Jones
                                          Title: General Partner

                                   BOULDER VENTURES III (ANNEX), L.P.

                                   By: /s/ Andrew E. Jones
                                      -----------------------------
                                          Name: Andrew E. Jones
                                          Title: General Partner

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]

                                   NAS PARTNERS I L.L.C.

                                   By: /s/ Randall A. Hack
                                      -----------------------------
                                          Name: Randall A. Hack
                                          Title: Member


                                   NASSAU CAPITAL PARTNERS IV L.P.

                                   By:      Nassau Capital LLC,
                                            its General Partner

                                   By: /s/ Randall A. Hack
                                      -----------------------------
                                          Name: Randall A. Hack
                                          Title: Member

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]

                                   SMALLCAP WORLD FUND, INC.

                                   By: /s/ Vincent P. Costi
                                      -----------------------------
                                          Name: Vincent P. Costi
                                          Title: Vice President

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]


                                      /s/ David Schaeffer
                                      -----------------------------
                                      David Schaeffer

   [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT - CONTINUED]

                                   2M TECHNOLOGY VENTURES, L.P.

                                   By:      2M Technology Group LLC,
                                            its General Partner

                                   By: /s/ A. Scott Letier
                                      -----------------------------
                                          Name: A. Scott Letier
                                          Title: Vice President

                                   SCHEDULE I


Dave Schaeffer
Denise Shen
Ruth E. Schaeffer, Trustee of the Schaeffer Descendents Trust
Barry Morris
Scott Welker
Thaddeus Weed
Edward Lu
Bradley Griggs
Scott Stewart
C. Blair Partners, LP
C. Blair Partners II, LP
C. Blair Fund, Ltd.

Jerusalem Venture Partners III (Israel) LP:      Jerusalem Technology Park
                                                 Building One
                                                 Mahla, Jerusalem 91847
                                                 Attn: Erel Margalit

Jerusalem Venture Partners III LP                666 Fifth Avenue
Jerusalem Venture Partners Entrepreneurs Fund    Suite 195
LP:                                              New York, NY 10103

Oak Investment Partners IX, LP                   One Gorham Island
Oak IX Affiliates Fund, LP                       Westport, CT 06880
Oak IX Affiliates Fund-A, LP                     Attn: Ed Glassmeyer


Worldview Technology Partners III, LP            435 Tasso Street #120
Worldview Technology  International III, LP      Palo Alto, CA 94301
Worldview Strategic Partners III, LP             Attn: James Wei
Worldview III Carrier Fund, LP

Boulder Ventures III, LP                         4750 Owings Mills Blvd.
Boulder Ventures III (Annex), LP                 Owings Mills, MD 21117
                                                 Attn:  Andy Jones

Comdisco, Inc.                                   3rd Floor South
                                                 Totten Pond Office Center
                                                 400-1 Totten Pond Road, Suite 5
                                                 Waltham, MA 02451
                                                 Attn: Jan Haas

ACON Venture Partners, LP                        345 California Street
                                                 Suite 3300
                                                 San Francisco, CA 94104
                                                 Attn: Jon Levinson

Clipperbay & Co.                                 3000 K Street. NW
                                                 Suite 230
                                                 Washington, DC 20007
                                                 Attn: Brad Vogt

Covestco-Venteura, LLC                           c/o Jura Trust
                                                 Mitteldorf 1
                                                 Vaduz, Liechtenstein, FL-9490
                                                 Attn: Albin A. Johann

Nassau Capital Partners IV, LP                   22 Chambers Street
NAS Partners I, LLC                              Princeton, NJ 08542
                                                 Attn:  Randall A. Hack
Broadview Capital Partners Qualified Purchaser   950 Tower Lane, 18th Floor
Fund LP                                          Foster City, CA  94404
Broadview Capital Partners LP                    Attn:  David Kapnick
Broadview Capital Partners Affiliates Fund LLC
Broadview BCPSBS Fund LP

2M Technology Ventures, L.P.                     3401 Armstrong Ave.
                                                 Dallas, TX  75205
                                                 Attn:  Scott Letier


Paul Johnson

Spencer Punter

Scappoose Portland, LLC

Brian Rich

Constantine Scontras

David Steinberg

Raj Mehra

Edward Pollack

John D. Watson, Jr.

Latham & Watkins, a California general partnership

Brooke Coburn

Colin Stern

Robert Nabholz

Rafi Gidron

Robert Barron

Louis E. Martinage

R. Brad Kummer

University of Maryland Foundation for UMBC

Friedman Kaplan Seiler & Adelman LLP

Jeff Barrows

Jim Dertzbaugh

Gordon P. Griggs, Trustee, Declaration of Trust of Gordon P. Griggs

Brian Griggs and Melissa Griggs, Trustees for Griggs Family Trust

Jeffrey Allen Knepp

Kevin Pavuk

Melvin Young

Andrew Morrison

Bridget Oppenheimer

Keith Steinberg

Samuel Parker

Kevin Gallagher

Karen Chow

Michael Van Vleck

Behdad Eghbali

Paul Hauser

Matthew Whalen

Hans Wittich

David J. Daigle

Larry Collins

John Leone

Dave Diller

William Currer

Kenneth Klamm

David Ordonio

Jeffrey Megrue

H. Helen Lee

Comdisco, Inc.

Applegreen Capital, Inc.

Clipperbay & Co.

                                   SCHEDULE II

                        COGENT COMMUNICATIONS GROUP, INC.

                             INSTRUMENT OF ACCESSION


         The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the Common Stock, par value $.001 per share, of Cogent Communications Group, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Holder party to and bound by that certain Stockholders Agreement dated as of _________ ___, 2001 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

         IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                                   Signature:

                                   --------------------------------------
                                   (Print Name)

                                   Address:

                                   Date:
                                         --------------------------------

                                   Accepted:

                                   COGENT COMMUNICATIONS GROUP , INC.


                                   By:
                                        ---------------------------------
                                     Name:
                                           ------------------------------
                                     Title:
                                            -----------------------------
                                   Date:
                                         --------------------------------